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                                                                 EXHIBIT 12.12

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES NOONEY REAL PROPERTY INVESTORS-TWO LP
RATIO OF EARNINGS TO FIXED CHARGES:


                                                                                                              6 Months    6 Months
                                                                                                               Ended       Ended
                                                  Year End.   Year End.  Year End.   Year End.   Year End.    May 31,     May 31,
                                                    1995        1996        1997       1998         1999       1999        2000
                                                 ----------------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                             $    54    $    17    $    88     $  (59)     $  (158)     $ (72)      $   21

Fixed Charges:
  Interest expense                                     838        776        743        706          679        336          459
  Interest factor of rental expense                     --         --         --         --           --         --           --
                                                 ----------------------------------------------------------------------------------
             Total fixed charges                       838        776        743        706          679        336          459
                                                 ----------------------------------------------------------------------------------
             Total earnings                            892        793        831        647          521        264          480

             Total fixed charges                       838        776        743        706          679        459          336
                                                 ----------------------------------------------------------------------------------
Ratio of earnings to fixed charges                    1.06       1.02       1.12       0.92         0.77       0.58         1.43
                                                 ----------------------------------------------------------------------------------
  Deficiency to cover fixed charges                     --         --         --         59          158         72           --
                                                 ----------------------------------------------------------------------------------
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